Exhibit 4.3


                                                           SERVICING NO: 3404536
                                                 MERS MIN:  8000101-0000004616-8

                                 PROMISSORY NOTE

$76,200,000.00                                                 December 21, 2006

      FOR VALUE RECEIVED FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation, having its principal place of business at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880-6210 ("Borrower"), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, as lender, having an address at 214 North Tryon Street, Charlotte, North Carolina 28255 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Seventy-Six Million Two Hundred Thousand and No/100 Dollars ($76,200,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the rate set forth in Section 2 of the Loan Agreement, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                           ARTICLE 1 - PAYMENT TERMS

      Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rate and at the times specified in Section 2.2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

                      ARTICLE 2 - DEFAULT AND ACCELERATION

      The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

                           ARTICLE 3 - LOAN DOCUMENTS

      This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

                           ARTICLE 4 - SAVINGS CLAUSE

      Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives


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or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

                           ARTICLE 5 - NO ORAL CHANGE

      This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                              ARTICLE 6 - WAIVERS

      Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind except as provided in the Loan Agreement. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing contained in this Article 6 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such borrowing entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Documents. If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.


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                              ARTICLE 7 - TRANSFER

      Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer other than in connection with a Securitization, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                            ARTICLE 8 - EXCULPATION

      The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                           ARTICLE 9 - GOVERNING LAW

      This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Minnesota and applicable laws of the United States of America.

                              ARTICLE 10 - NOTICES

      All notices or other written communications hereunder shall be delivered in accordance with Section 16.1 of the Loan Agreement.

                             ARTICLE 11 - CONFLICT

      If any provision of this Note shall conflict with any provision of the Loan Agreement the provisions of the Loan Agreement shall control.

                         [NO FURTHER TEXT ON THIS PAGE]


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      IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                            BORROWER:

                            FSP 50 SOUTH TENTH STREET CORP.


                            By: /s/ George J. Carter
                                --------------------
                                George J. Carter
                                President